Exhibit 4.6

                SERIES E PREFERRED REGISTRATION RIGHTS AGREEMENT

         AGREEMENT by and among Summus, Inc. (USA), a Florida corporation (the "Company"), and the holder of the Company's Common Stock whose name is set forth on the signature page to this Agreement ("Shareholder").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company has sold shares of its Series E Convertible Preferred Stock (the "Series E Preferred Stock") to the Shareholder under a Subscription Agreement dated OCTOBER __, 2003 (the "Subscription Agreement"), which are convertible into shares of the Common Stock of the Company as set forth in the Statement of Rights and Preferences of the Company's Series E Preferred Stock, as filed with the Secretary of State of the state of Florida; and

         WHEREAS, in connection with the Subscription Agreement and Warrant to Purchase Shares of Common Stock dated the date hereof (the "Warrant"), the Company intends to register certain shares of the Company's Common Stock into which the Series E Preferred Stock is convertible and the Warrants are exercisable, and the Shareholder desires that the Company register certain shares, as set forth on Schedule 1 hereto, of the Company's Common Stock held or to be held by Shareholder (the "Shares") in such registration.

         NOW THEREFORE, in consideration of the premises and the mutual terms and provisions hereof, the parties hereto hereby agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

         (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

         (c) "Exchange Act" shall mean the Securities Exchange of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         (d) "REGISTRABLE SECURITIES" SHALL MEAN the Shares of Common Stock of the Company issued and/or issuable upon conversion of the Preferred Stock and the Warrants and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares.


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         (e) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

         2. REGISTRATION. The Company shall use its best efforts to file the Shares set forth on Schedule 1 or any other Registrable Securities on a registration statement on Form S-1, or such other form designated by the Commission that the Company is eligible to use, within thirty (30) days (the "Filing Date") of the date hereof. The Company shall also use its best efforts have the registration declared effective within 60 days from the Filing Date. Shareholder acknowledges and understands that: (i) the Company shall register only the Shares as set forth on Schedule 1 hereto and any other Registrable Securities in fulfillment of its obligations to register the Shareholder's securities under this Agreement or any agreement; and (ii) the Company shall be under no additional obligation to register any other securities of the Company held by Shareholder, including, without limitation, options or other rights of the Shareholder to acquire securities of the Company.

         3. FURNISH INFORMATION. The Shareholder shall furnish to the Company such information regarding Shareholder, Shareholder's officers, directors, shareholders, family members, and affiliates, as applicable, the Shares and the intended method of disposition of the Shares as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. The Company shall hold in confidence and not make any disclosure of information concerning a Shareholder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Shareholder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information. The Company shall permit a single firm of counsel designated by the Shareholder to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof and any correspondence between the Company and the SEC relating to the Registration Statement) a reasonable period of time (not to exceed 48-hours) prior to their filing with the SEC, and not file any document (nor send any correspondence) in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Shareholders, the Shareholder's beneficial ownership of securities of the Company or the Investors intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Shareholders.

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         4. SUSPENSION OF DISPOSITION OF SHARES. Shareholder agrees that, upon receipt of any notice from the Company, of (a) the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, (b) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (c) the issuance of any stop order suspending the effectiveness of the registration statement, (d) the information in the registration statement no longer being sufficient to permit continued sales under the registration statement, or (e) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, Shareholder will forthwith discontinue disposition of the Shares until the Company notifies the Shareholder in writing that sales of Shares may continue. If so directed by the Company, such Shareholder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Shareholder's possession, of the prospectus covering such Shares current at the time of receipt of such notice.

         5. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 2, including, without limitation, all registration, listing and qualification fees, printers and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company. The Shareholder shall bear the fees and disbursements of its own counsel.

         6. LIMITATION OF THE COMPANY'S OBLIGATIONS. The Company shall not be obligated under this Agreement to register or include in any registration Shares that Shareholder has requested to be registered if the Company shall furnish Shareholder with a written opinion of counsel reasonably satisfactory to Shareholder, that all Shares that Shareholder holds may be publicly offered, sold and distributed without registration under the Act pursuant to Rule 144 promulgated by the Commission under the Act without restriction as to the amount of securities that can be sold.

         7. INDEMNIFICATION.

                  (a) Except in the case of a sale by Shareholder in violation of Section 4 hereof, the Company agrees to indemnify and hold harmless Shareholder, its directors, its officers and each person, if any, who controls any Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement of a material fact contained in the registration statement filed by the Company pursuant to Section 2, including any preliminary prospectus or final prospectus contained therein (or any amendment thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Shareholder furnished in writing to the Company by such Shareholder expressly for use therein.

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                  (b) Shareholder agrees to indemnify and hold harmless the
Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement of a material fact contained in the registration statement filed pursuant to Section 2, including any preliminary prospectus or final prospectus contained therein (or any amendment thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to losses, claims, damages, liabilities and judgments caused by an untrue statement or omission or alleged untrue statement or omission based on information relating to such Shareholder furnished in by or on behalf of such Shareholder expressly for use in the registration statement filed pursuant to Section 2, including any preliminary prospectus or final prospectus contained therein (or any amendment thereto). Notwithstanding anything to the contrary herein, the Shareholder shall be liable under this Agreement (including this Section 7) for only that amount as does not exceed the net proceeds to such Shareholder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Sections 7(a) and 7(b) (the "Indemnified Party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses of such counsel, as incurred. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless
(i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for (x) the Company, its directors, its officers and all persons, if any, who control the Company within the meaning of either such Section, and (iii) the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Shareholders, and

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all such fees and expenses shall be reimbursed as they are incurred. The
Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than twenty business days after the Indemnifying Party shall have received a written request from the Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Indemnifying Party) and, prior to the date of such settlement, the Indemnifying Party shall have failed to comply with such reimbursement request. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

                  (d) To the extent the indemnification provided for in this
Section 7 is unavailable (other than in accordance with the terms hereof) to an Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Shareholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Shareholder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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                  (e) The remedies provided for in this Section 7 are not
exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

         8. AGREEMENTS OF THE SHAREHOLDER. Shareholder agrees, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonable expenses incident to the performance of the Shareholder's obligations under this Agreement, including: (i) the fees, disbursements and expenses of Shareholder's counsel in connection with the registration and delivery of the Shares under the Act, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, and (iii) all other costs and expenses incident to the performance of the obligations of the Shareholder hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any separate agreement that the Company and any Shareholder may have for allocation of such expenses among themselves.

         9. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, by written consent of the Company and the Shareholder.

         10. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mall, telex, telecopier, or air courier guaranteeing overnight delivery:

         (a) if to Shareholder, at the most current address given by such Shareholder to the Company in accordance with the provisions of this Section 10, which address initially shall be the address given to the Company upon acquisition of the Shares unless the Shareholder has notified the Company of a change of address; and

         (b) if to the Company, initially at its address set forth below and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10:

                          Summus, Inc. (USA)
                          434 Fayetteville Street Mall
                          Suite 600
                          Raleigh, North Carolina 27601
                          Attention: Chief Operating Officer

         All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

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         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         12. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         14. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         15. ENTIRE AGREEMENT. This Agreement, in conjunction with the Subscription Agreement and the Warrant, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to registration of the Shares. Nothing in this Agreement shall preclude the Company from entering into any other agreement having the same or different terms with any holder of the Company's securities or any third party with respect to registration rights or related matters.

         16. PARTIES BENEFITED. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.



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IN WITNESS WHEREOF, the parties have executed this Agreement as of OCTOBER __,
2003.


                                 SUMMUS, INC. (USA)



                                  BY: ______________________________
                                          BJORN JAWERTH
                                          CHIEF EXECUTIVE OFFICER



                                 SHAREHOLDER:






                                      ____________________________________
                                          By:
                                          Title:



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                                   SCHEDULE 1
                             SHARES TO BE REGISTERED








_________         shares of Common Stock of the Company into which the shares of Series E Preferred Stock held by the Shareholder are convertible



_______ shares of Common Stock of the Company pursuant to the exercise of the Warrant.







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